Exhibit 99.1

Ardent Health Appoints Dave Caspers as CEO

Mr. Caspers brings decades of operational expertise and a deep understanding of Ardent Health’s mission to enhance healthcare access and service

Transition positions Ardent Health for its next phase of growth centered on operational efficiency and sharpening execution, building on the strong foundation established under Marty Bonick’s leadership

Reaffirms full-year 2026 Adjusted EBITDA guidance

BRENTWOOD, Tenn.—(BUSINESS WIRE)—Ardent Health (NYSE: ARDT) (“Ardent Health” or the “Company”), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced that Dave Caspers has been appointed President and Chief Executive Officer, effective immediately. Mr. Caspers, who previously served as Chief Operating Officer, succeeds Marty Bonick, who has stepped down to pursue other opportunities. In addition, Mr. Caspers has been appointed to the Company’s Board of Directors.

“On behalf of the Board, I am pleased to announce Dave’s appointment as President and Chief Executive Officer,” said Mark Sotir, Chairman of the Ardent Health Board of Directors. “Dave brings decades of operational experience and a strong understanding of Ardent Health’s mission and strategy. We are confident in his ability to lead the Company forward as we sharpen our focus on operational excellence and long-term growth as part of our ongoing transformation”

The appointment of Mr. Caspers reflects a leadership transition aligned with the Company’s focus on executing its operating and growth strategies, enhancing the delivery of quality care, and driving sustained performance in a dynamic operating environment. This follows the Company’s successful transformation and initial public offering under Mr. Bonick’s leadership, which positioned the business for continued advancement of its mission to make healthcare better for the patient, the providers and team members, and the communities it serves.

Since joining Ardent Health in March 2025, Mr. Caspers has led company-wide operational initiatives and advanced key growth priorities, including overseeing our IMPACT program, which was implemented to improve margins, performance, agility, and care transformation. Mr. Caspers has significant leadership experience in retail healthcare and health system operations, with a proven track record of driving growth, optimizing performance, and scaling complex organizations. Prior to Ardent Health, Mr. Caspers held senior leadership roles at Walmart Health, Banner Health, and Target. At Walmart Health, he oversaw large-scale healthcare systems and omnichannel care delivery, including responsibility for in-store clinics and virtual health services. At Banner Health, he directed the design, scaling, optimization, and remediation of operations across 30 hospitals, 350 clinics, and 60 urgent care facilities, and at Target Corporation, he led retail healthcare operations.

Mr. Caspers said, “I am honored to step into the role of President and CEO at this important moment in Ardent Health’s history. Over the past year, I have had the privilege of working closely with Marty, whose leadership and guidance have been instrumental in laying the solid footing on which Ardent Health now stands. Today, Ardent Health and our best-in-class team are well-positioned to accelerate our next phase of growth, and I am eager to build on this momentum with a continued focus on delivering high-quality care to the communities we serve.”

Commenting on the Company’s financial outlook, Alfred Lumsdaine, Chief Financial Officer, said “During the second quarter, we’ve observed volume softness across our portfolio. We have taken appropriate and decisive action, including accelerating and expanding our IMPACT program. Based on these actions and the current environment, we are reaffirming our full-year 2026 Adjusted EBITDA guidance of $485 to $535 million.”

“I also want to express my sincere gratitude to Marty for his leadership during a pivotal period for Ardent Health,” Mr. Sotir continued. “He played an instrumental role in guiding the organization through COVID-19, operational improvements, and our initial public offering, positioning the business for sustained long-term growth and helping build a strong foundation as the Company continues to navigate industry headwinds with a focus on disciplined execution. We wish him all the best in his next chapter.”

About Ardent Health

Ardent Health is a leading provider of healthcare in growing mid-sized urban communities across the U.S. With a focus on people and investments in innovative services and technologies, Ardent Health is passionate about making healthcare better and easier to access. Through its subsidiaries, the Company delivers care through a system of 30 acute care hospitals and approximately 280 sites of care with over 1,800 employed and affiliated providers across six states. For more information, please visit www.ardenthealth.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to the expected benefits of the leadership transition, our future financial performance, our business prospects and strategy, the industry in which we operate and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. When reviewing this press release, you should keep in mind the risks and uncertainties that could impact our business. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties could cause actual results to differ materially from those projected in forward-looking statements contained in this press release or implied by past results and trends. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) the impact of the CEO transition on relationships with patients, vendors, regulators, employees, and investors and the ability of the new CEO to execute on the Company’s current and future strategies and (2) risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s subsequent filings with the Securities and Exchange Commission. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. The forward-looking statements in this press release are based on management’s current beliefs, expectations, and projections about future events and trends affecting our business, results of operations, financial condition, and prospects. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to “Company,” “Ardent Health,” “Ardent,” “we,” “our,” and “us” as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Contacts

Investor:

Dave Styblo, CFA

Investor.Relations@ardenthealth.com

(615) 296-3016

Media:

Rebecca Kirkham

rebecca.kirkham@ardenthealth.com

(615) 296-3000